Exhibit 23.1



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



Lifestream Technologies, Inc.
Spokane, Washington


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-118005) of Lifestream Technologies, Inc. of our report (which contained an explanatory paragraph regarding the Company's ability to continue as a going concern) dated August 16, 2004, relating to the consolidated financial statements, which appears in the Company's Annual Report, which is incorporated in this Annual Report on Form 10-KSB.



                                                            /s/ BDO Seidman, LLP


Spokane, Washington
September 28, 2004